                                                                Exhibit 1




        THE FIFTH THIRD BANCORP
        MASTER PROFIT SHARING PLAN


        Financial Statements and Supplemental Schedules for the Years Ended December 31, 1993 and 1992 and Independent Auditors' Report for Inclusion in the Annual Report (Form 5500) to the Internal Revenue Service

INDEX TO
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
FOR THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992
- --------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for Benefits as of December 31, 1993 and
    1992
  Statements of Changes in Net Assets Available for Benefits for the Years Ended
    December 31, 1993 and 1992
  Notes to Financial Statements

                                                                        SCHEDULE

SUPPLEMENTAL SCHEDULES:
  Assets Held for Investment - Item 27(a), December 31, 1993               I
  Reportable Transactions - Item 27(d) for the Year Ended
    December 31, 1993                                                     VI

SUPPLEMENTAL SCHEDULES OMITTED - The following supplemental
  schedules are omitted because of the absence of conditions under which they are required:
  Assets Acquired and Disposed Within the Plan Year                       II
  Party-in-Interest Transactions                                         III
  Obligations in Default                                                  IV
  Leases in Default                                                        V

INDEPENDENT AUDITORS' REPORT


Fifth Third Bancorp and the Trustees of The Fifth Third
  Bancorp Master Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of The Fifth Third Bancorp Master Profit Sharing Plan (Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated July 9, 1993, we disclaimed an opinion on the 1992 financial statements as permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA of 1974. We have subsequently performed an audit in accordance with generally accepted auditing standards and, accordingly, our present opinion on the 1992 financial statements, as expressed herein, is different from our prior report on the 1992 financial statements.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1993 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1993 financial statements taken as whole.


/s/ Deloitte & Touche LLP

September 15, 1994

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993 AND 1992
- ---------------------------------------------------------------------------------------------------------------------------------

                                                                             1993                   1992
INVESTMENTS, At fair value (Notes 2,3,4):
  Bonds                                                                 $    307,218            $    835,987
  Common stock of Fifth Third Bancorp                                      3,175,432               3,296,646
  Collective Funds:
    Cash equivalents                                                       8,942,198               8,631,273
    Fixed income                                                          32,497,570              38,468,736
    Equity                                                                62,061,181              52,425,259
  Mutual Funds                                                             1,400,482
                                                                        ------------            ------------
        Total investments                                                108,384,081             103,657,901

ACCRUED INVESTMENT INCOME                                                     31,480                  46,944

CONTRIBUTIONS RECEIVABLE FROM
 SUBSIDIARIES OF FIFTH THIRD BANCORP                                      12,152,768               4,043,577

CONTRIBUTIONS RECEIVABLE FROM PARTICIPANTS                                    98,411                  85,140

CASH                                                                          88,930                 345,827
                                                                        ------------            ------------

NET ASSETS AVILABLE FOR BENEFITS (Note 1)                               $120,755,670            $108,179,389
                                                                        ============            ============

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992
- ----------------------------------------------------------------------------------------------------------------------------

                                                                     1993                    1992
INCOME FROM INVESTMENTS:
  Interest                                                      $    433,749            $    248,162
  Dividends                                                           73,321                  52,111
  Net appreciation in fair value of investments (Note 3)           3,136,000               6,261,710
                                                                ------------            ------------
        Total icome from investments                               3,643,070               6,561,983
                                                                ------------            ------------

CONTRIBUTIONS FROM SUBSIDIARIES OF FIFTH THIRD
 BANCORP (Net of participants' elective cash payments
 of $2,653,124 in 1993 and $2,747,687 in 1992)(Note 1)            12,153,627              11,323,577

CONTRIBUTIONS FROM PARTICIPANTS (Note 1)                           2,993,135               2,623,156

ASSETS TRANSFERRED FROM MERGED PROFIT
 SHARING PLAN                                                                                 47,674
                                                                ------------            ------------
        Total                                                     15,146,762              13,994,407
                                                                ------------            ------------

BENEFITS PAID TO PARTICIPANTS (Note 1)                            (6,200,220)             (4,462,496)

OTHER DISBURSEMENTS                                                  (13,331)
                                                                ------------            ------------
        Total                                                     (6,213,551)             (4,462,496)
                                                                ------------            ------------

INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                     12,576,281              16,093,894

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                              108,179,389              92,085,495
                                                                ------------            ------------

  End of year                                                   $120,755,670            $108,179,389
                                                                ============            ============

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

    The following brief description of The Fifth Third Bancorp Master Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

    General - The Plan is a defined contribution profit sharing plan with separate accounts maintained for each participant. Each regular employee of a participating Fifth Third Bancorp ("Bancorp") subsidiary automatically becomes a participant on the first payroll date after becoming an employee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The original Plan became effective December 31, 1954 and was last restated in its entirety effective January 1, 1989 to comply with various amendments to ERISA.

    Administration - The Fifth Third Bank, a wholly-owned subsidiary of Bancorp, is responsible for the administration of the Plan and serves as the trustee. The investment assets of the Plan are held in separate trust funds in the Trust Division of The Fifth Third Bank where such assets are managed.

    Funding and Vesting - The Bancorp's contribution to the Plan is an amount determined annually by the Board of Directors of the Bancorp.

    The contribution by the Bancorp and any nonvested balances remaining in the accounts of participants who terminate their employment are allocated to participants in the proportion that the compensation of each participant bears to the compensation of all participants for the Plan year.

    Gains and losses under the Plan, including income from investments and changes in the market value of investments, are allocated to participants in proportion to their respective interests in the Plan as of the preceding valuation date, reduced by any payments to retired participants made during the period.

    Participants may elect to receive up to 50% of their allocation of Bancorp contributions in cash (elective cash payments) rather than having it credited to their account. Elective cash payments totaled $2,653,124 and $2,747,687 for the years ended December 31, 1993 and 1992, respectively, and have been excluded from contributions and benefits paid amounts in the accompanying statements of changes in net assets available for benefits.

    The elective portion of Bancorp contributions credited to participants accounts is vested immediately. The remaining portion of Bancorp contributions become vested 30% after three full years of participation, an additional 10% after the fourth year, and an additional 20% each year thereafter until fully vested.

    The Plan permits voluntary contributions from participants up to 8% of their current basic annual compensation. Such contributions are credited directly to the participants' accounts and are fully vested.

Although it has not expressed its intention to do so, the Bancorp has the right under the Plan to discontinue the contributions of any participating Bancorp subsidiary at any time and to amend or terminate the Plan subject to the provisions set forth in ERISA. If the Plan were to be terminated, the value of the proportionate interest of each participant would be determined as of the date of termination, and this amount would be fully vested and nonforfeitable.

Benefits - The Plan provides for payment of normal retirement benefits of accumulated vested amounts upon reaching age 65 and has provisions for early withdrawals of vested benefits in instances of early retirement, disability, death, termination of employment, and financial hardship. Benefits are payable in the form of lump-sum payments or periodic payments.

Benefits Payable - Benefits payable, which consist of amounts owed but not paid as of December 31 for payments to terminated employees, are not recorded as a liability within the financial statements. Benefits payable as of December 31, 1993 and 1992 were $930,926 and $293,226, respectively.

Tax Status - The Internal Revenuue Service has determined and informed the Bancorp by a letter dated November 8, 1988, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code
(IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Investment Options - The Regular Fund is the basic investment option which is offered to participants. The Regular Fund contains investments in collective funds invested in money market accounts, equity securities, guaranteed investment contracts and other fixed income securities. Participants who are age 50 and older or become permanently disabled may elect, within specified time periods, to invest their accounts in a Conservative Fund which contains investments in U.S. Government Securities, and collective funds invested in money market accounts, guaranteed investment contracts, U.S. Government Securities and other fixed income securities. In 1990, a fund was established to hold the assets of the merged First Ohio Bancshares Profit Sharing Plan. This Stock Fund contains investments in money market accounts and Fifth Third Bancorp common stock. Only participants of the predecessor plan are invested in this fund. Additionally, in 1993, two new funds were established, the Fountain Square Quality Growth Fund and the Fountain Square Mid Cap Fund. The addition of these funds was made to allow Bancorp employees to choose from four investment options, (General, Conservative, Quality Growth and Mid Cap). The Quality Growth and Mid Cap funds contain mutual funds.

The following summarizes the activity and balances of the Plan's five funds:

                                                              REGULAR           CONSERVATIVE             STOCK
                                                                FUND                FUND                 FUND
             Net assets available for benefits at
             December 31, 1991                             $    76,201,379     $  13,113,508        $   2,770,608

             Net increase in net assets available for benefits in 1992:

             Income from investments                             5,120,143           853,604              588,236

             Contributions                                      12,545,396         1,401,337

             Benefits paid to participants                      (3,222,860)       (1,239,636)

             Assets transferred                                                       47,674

             Interfund transfers                                  (485,611)          485,611
                                                            --------------      -------------        -------------

             Net assets available for benefits at
             December 31, 1992                                  90,158,447        14,662,098            3,358,844

             Income from investments                             2,853,005           841,257              (77,278)

             Contributions                                      13,899,907           599,231               26,511

             Benefits paid to participants                      (4,822,337)       (1,197,915)            (100,593)

             Interfund transfers                                  (934,163)          914,689
                                                           ---------------     -------------        -------------

             Net assets available for benefits at
             December 31, 1993                             $   101,154,859     $  15,819,360        $   3,207,484
                                                           ===============     =============        =============


                                                             QUALITY            MID   CAP
                                                            GROWTH FUND            FUND                 TOTAL
             Net assets available for benefits at
             December 31, 1991                            $                    $                  $   92,085,495

             Net increase in net assets available for benefits in 1992:

             Income from investments                                                                   6,561,983

             Contributions                                                                            13,946,733

             Benefits paid to participants                                                            (4,462,496)

             Assets transferred                                                                           47,674

             Interfund transfers
                                                          ------------         -----------        --------------

             Net assets available for benefits at
             December 31, 1992                                                                       108,179,389

             Income from investments                             2,603              23,483             3,643,070

             Contributions                                     334,252             286,861            15,146,762

             Benefits paid to participants                     (30,841)            (61,865)           (6,213,551)

             Assets transferred

             Interfund transfers                                42,412             (22,938)
                                                          ------------         -----------        --------------

             Net assets available for benefits at
             December 31, 1993                            $    348,426         $   225,541        $  120,755,670
                                                          ============         ===========        ==============


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following are the significant accounting policies followed by the Plan:

    General - The accounting records of the Plan are maintained on the accrual basis of accounting:

    Valuation of Investments - If available, quoted market prices are used to value investments. Securities that have no quoted market price (none at December 31, 1993 and 1992) are recorded at estimated fair value. Many factors are considered in arriving at that fair value. Certain bonds and other investments are valued based on yields currently available on comparable securities of issuers with similar credit ratings. The fair value of collective funds is based on the fair market value of investments in the fund.

3.  INVESTMENTS

    Investments representing more than five percent of net assets at December 31, 1993 and 1992 are as follows:
                                                                                             FAIR VALUE
                                                                                   --------------------------------
                                                                                        1993              1992
    Fifth Third Bank Fixed Income Fund for Employee Benefit
      Plans                                                                           $21,947,164     $22,598,865
    Fifth Third Bank Middle Capitalization Fund for Employee
      Benefit Plans                                                                    12,850,621      11,504,045
    Fifth Third Bank Common Stock Fund for Employee Benefit
      Plans                                                                            49,210,560      40,921,214
    Fifth Third Banksafe Trust                                                                          8,631,273
    U.S. Government Securities Fund for Employee Benefit Plans                         10,550,586      10,041,476
    G.I.C. Investment Fund for Employee Benefit Plans                                   7,354,056       5,828,395

The following table represents the net appreciation in fair value of investments for the Plan for the years ended December 31:

                                                                   1993                    1992
    Net appreciation (depreciation) in fair value of investments:
      Collective funds - fixed income and equity                $3,291,850              $5,774,882
      Common stock                                                (140,796)                531,672
      Bonds                                                        (28,768)                (44,844)
      Mutual funds                                                  13,714
                                                                ----------              ----------
    Total                                                       $3,136,000              $6,261,710
                                                                ==========              ==========

4.  TRANSACTIONS WITH RELATED PARTIES

    The Fifth Third Bank provides the Plan with certain accounting and administrative services for which no fees are charged.

    At December 31, 1993 and 1992, the Plan held 61,361 and 61,049 shares of Fifth Third Bancorp common stock, respectively, with fair values of $3,175,432 and $3,296,646, respectively (see Note 1).

                                 * * * * * *

                                                                                                                      SUPPLEMENTAL
                                                                                                                        SCHEDULE I
THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

ASSETS HELD FOR INVESTMENT - ITEM 27(A)
DECEMBER 31, 1993
- -----------------------------------------------------------------------------------------------------------------------------------
PAR VALUE/                                                                                              CARRYING        CURRENT
NO. OF SHARES           ASSET DESCRIPTION                                                                VALUE          MARKET

                        REGULAR FUND

                        COLLECTIVE FUNDS - CASH EQUIVALENTS:
1,003,480                 Fifth Third Banksafe Trust                                                    $ 1,003,480     $ 1,003,480
3,316,906                 GIC Fund for Employee Benefit Plans                                             3,316,906       3,316,906
                                                                                                        -----------     -----------

                                Total Collective Funds - Cash Equivalents                                 4,320,386     $ 4,320,386
                                                                                                        -----------     -----------

                        COLLECTIVE FUNDS - FIXED INCOME:
  588,480                 Fifth Third Bank Fixed Income Fund for Employee Benefit Plans                  10,591,707      18,107,530
   24,042                 U.S. Government Securities Fund for Employee Benefit Plans                      3,642,219       4,536,725
                                                                                                        -----------     -----------

                                Total Collective Funds - Fixed Income                                    14,233,926      22,644,255
                                                                                                        -----------     -----------

                        COLLECTIVE FUNDS - EQUITY:
  488,879                 Fifth Third Bank Common Stock Fund for Employee Benefit Plans                  32,745,426      49,210,560
  357,956                 Fifth Third Bank Middle Capitalization Fund for Employee Benefit Plans          7,184,700      12,850,621
                                                                                                        -----------     -----------
                                Total Collective Funds - Equity                                          39,930,126      62,061,181
                                                                                                        -----------     -----------

                                Total Regular Fund                                                       58,484,438      89,025,822
                                                                                                        -----------     -----------

                        CONSERVATIVE FUND

  300,000               BONDS - U.S. Treasury Notes, dated July 6, 1987, 8.0%, due July 15, 1994        $   301,406     $   307,218
                                                                                                        -----------     -----------

                                                                                                                      SUPPLEMENTAL
                                                                                                                        SCHEDULE I
THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

ASSETS HELD FOR INVESTMENT - ITEM 27(A)
DECEMBER 31, 1993
- -----------------------------------------------------------------------------------------------------------------------------------

PAR VALUE/                                                                                              CARRYING        CURRENT
NO. OF SHARES           ASSET DESCRIPTION                                                                VALUE          MARKET
                        CONSERVATIVE FUND - (CONTINUED)

                        COLLECTIVE FUNDS - CASH EQUIVALENTS:
  569,919                 Fifth Third Banksafe Trust                                                   $   569,919     $    569,919
4,037,150                 GIC Fund for Employee Benefit Plans                                            4,037,150        4,087,150
                                                                                                       -----------     ------------
                                Total Collective Funds - Cash Equivalents                                4,607,069        4,637,069
                                                                                                       -----------     ------------

                        COLLECTIVE FUNDS - FIXED INCOME:
  124,785                 Fifth Third Bank Fixed Income Fund for Employee Benefit Plans                  2,919,856        3,839,635
   31,869                 U.S. Government Securities Fund for Employee Benefit Plans                     4,714,041        6,013,680
                                                                                                       -----------     ------------
                                Total Collective Funds - Fixed Income                                    7,633,897        9,853,315
                                                                                                       -----------     ------------

                                Total Conservative Fund                                                 12,542,372       14,767,602
                                                                                                       -----------     ------------

                        STOCK FUND

   14,743               COLLECTIVE FUNDS - CASH EQUIVALENTS - Fifth Third Banksafe Trust                    14,743           14,743
                                                                                                       -----------     ------------

   61,361               COMMON STOCK - Fifth Third Bancorp                                                 187,779        3,175,432
                                                                                                       -----------     ------------
                                Total Stock Fund                                                           202,522        3,190,175
                                                                                                       -----------     ------------

                        QUALITY GROWTH FUND

   57,182               MUTUAL FUNDS - Fountain Square Quality Growth Fund                                 567,116          563,817
                                                                                                       -----------     ------------
                                Total Quality Growth Fund                                                  567,116          563,817
                                                                                                       -----------     ------------

                        MIDDLE CAPITALIZATION FUND

   81,626               MUTUAL FUNDS - Fountain Square Middle Capitalization Fund                          819,091          836,665
                                                                                                       -----------     ------------
                                Total Middle Capitalization Fund                                           819,091          836,665
                                                                                                       -----------     ------------

                        TOTAL                                                                          $72,615,539     $108,384,081
                                                                                                       ===========     ============

                                                                                                                      SUPPLEMENTAL
                                                                                                                       SCHEDULE VI
THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

REPORTABLE TRANSACTIONS* - ITEM 27(D)
FOR THE YEAR ENDED DECEMBER 31, 1993
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                          AGGREGATE     AGGREGATE      AGGREGATE
                                                                          PURCHASE       SELLING        COST OF          AGGREGATE
DESCRIPTION OF ASSETS                                                      PRICE          PRICE       ASSETS SOLD       GAIN/(LOSS)
Series of transactions:
  Fifth Third Bank Common Stock Fund for Employee Benefit Plans         $ 7,924,830
                                                                        ===========
    Number of transactions                                                   5
  Fifth Third Banksafe Trust                                                            $9,851,321      $9,851,321
                                                                                        ==========      ==========
    Number of transactions                                                                  28
  The G.I.C. Fund For Employee Benefit Accounts                         $ 8,237,968
                                                                        ===========
    Number of transactions                                                   7
Single transactions within a series:
  Fifth Third Banksafe Trust                                                            $6,961,566      $6,961,566
                                                                                        ==========      ==========
    Number of transactions                                                                   1

*  A reportable transaction is any transaction during the plan year, with respect to any plan asset, involving an amount in excess of 5% of the fair value of net plan assets at the beginning of the plan year.  This schedule includes security transactions that are a part of a series of transactions involving securities of the same issue during the plan year, where the aggregate amount involved in the transactions exceeds 5% of the current value of net plan assets at the beginning of the plan year.